Exhibit 99.1

Investor Contact:	Don Washington	News Release
	Director, Investor Relations and	EnPro Industries
	Corporate Communications	5605 Carnegie Boulevard
Charlotte, North Carolina 28209-4674
Phone:	704-731-1527	Phone: 704-731-1500
Fax: 704-731-1511
Email:	don.washington@enproindustries.com	www.enproindustries.com
EnPro Industries Announces
Third Quarter 2009 Results
•	Cost reductions contributed to sequential improvements in profits at the Sealing Products and Engineered Products segments from the second quarter of 2009

•	Engine Products and Services segment continued to perform well as aftermarket sales increased

•	Before asbestos-related expenses and other selected items, third quarter earnings were $0.52 a share compared with $0.99 a share in 2008

•	Net income of $1.8 million, or $0.09 a share, reflects a tax benefit of $2.8 million, and compares with net income of $12.4 million or $0.59 a share in 2008

•	Overall market activity remained stable with signs of modest increases in demand from portions of the company’s energy and industrial markets

•	Cash balance improved to $83.5 million from $58.0 million at June 30
CHARLOTTE, N.C., October 29, 2009 — EnPro Industries (NYSE: NPO) today reported net income of $1.8 million, or $0.09 a share, for the third quarter of 2009, compared with net income of $12.4 million, or $0.59 a share, in the third quarter of 2008. In the third quarter of 2009, the company reported a pre-tax loss of $1.0 million and a tax benefit of $2.8 million.
Before asbestos-related expenses and other selected items, the company earned $10.6 million, or $0.52 a share, compared with $20.9 million, or $0.99 a share in the third quarter of 2008. A table showing the effect of asbestos-related expenses and other selected items in both periods is included in this announcement. Per share amounts are expressed on a diluted basis.
Sales in the third quarter decreased to $219.7 million, a 21% decline from the third quarter of 2008 when they were $278.6 million. Excluding the effect of foreign exchange, sales declined 19% from the third quarter of 2008. The decline in sales reflects the continued weak conditions of the worldwide markets served by EnPro’s Sealing Products and Engineered Products segments.
Earnings before interest, income taxes, depreciation, amortization, asbestos-related expenses and other selected items (EBITDAA) were $27.3 million in the third quarter of 2009, compared with $44.8 million in the third quarter of 2008. As a percentage of sales, EBITDAA fell to 12.4% from 16.1% a year ago.
“We are pleased with our performance in the third quarter, given the state of most of our markets,” said Steve Macadam, president and chief executive officer of EnPro Industries. “Our results exceeded our expectations from earlier in the year, despite weak demand and the seasonality that typically affects our Sealing Products and Engineered Products segments. Sales in these segments were about the same as in the second quarter and their profits and margins increased over the second quarter, while our Engine Products and Services segment continued to perform well.
“Our performance in the third quarter reflects the effectiveness of the cost reductions we began last year as well as the important benefits of other programs we have initiated to establish high standards of excellence, company-wide,” Macadam continued.
For the first nine months of 2009, EnPro reported a net loss of $100.7 million, or $5.05 a share, compared with net income of $45.3 million, or $2.12 a share, in the first nine months of 2008. The loss in the first nine months of 2009 includes a non-cash goodwill impairment charge of $96.1 million, or $4.81 a share, after tax. Before asbestos-related expenses and other selected items, the company earned $26.2 million, or $1.29 a share, in the first nine months of 2009 compared with $71.9 million, $3.37 a share, in 2008.
Sales in the first nine months of the year were $671.4 million, 24% below the first nine months of 2008 when they were $878.5 million. Before the negative effect of foreign exchange and a small benefit from acquisitions, sales were 20% below the first nine months of last year.
Sealing Products
Sales in the Sealing Products segment were 21% below the third quarter of 2008 as volume declined at all operations in the segment when compared to a year ago. Excluding the effect of unfavorable foreign exchange rates, sales declined 19%.

($ Millions)
Quarter Ended	9/30/09	9/30/08
Sales	$99.9	$127.1
EBITDA	$19.3	$24.3
EBITDA Margin	19.3%	19.1%
The segment’s earnings before interest, taxes, depreciation and amortization declined by 21% from the third quarter of 2008, reflecting lower volumes across the segment’s operations. Although volumes were lower, the benefits of cost reductions and improved pricing produced a slight increase in the segment’s EBITDA margins, which improved to 19.3%.
Engineered Products
In the Engineered Products segment, sales decreased by 33% from the third quarter of 2008 as all units in the segment reported decreases in demand. Unfavorable foreign exchange rates accounted for a 3% decrease in sales while acquisitions contributed an increase of 2%.

($ Millions)
Quarter Ended	9/30/09	9/30/08
Sales	$88.1	$131.0
EBITDA	$5.7	$22.4
EBITDA Margin	6.5%	17.1%
Weak market conditions led to lower volumes at all operations in the segment, reducing profits at Quincy Compressor and Compressor Products International and contributing to a loss at GGB. The segment’s EBITDA declined to $5.7 million from $22.4 million a year ago, and EBITDA margins fell to 6.5% from 17.1% a year ago.

Engine Products and Services
The Engine Products and Services segment reported a 52% increase in sales over the third quarter of 2008. The increase reflects higher parts and service sales and increased aftermarket activity in 2009 compared to 2008. No new engines were shipped in either period. The segment’s EBITDA increased by 74% and EBITDA margins improved by 2.6 percentage points as sales volumes increased.

($ Millions)
Quarter Ended	9/30/09	9/30/08
Sales	$32.0	$21.1
EBITDA	$6.6	$3.8
EBITDA Margin	20.6%	18.0%
Cash Flow
The company’s cash balance at the end of the third quarter of 2009 was $83.5 million compared to $76.3 million at December 31, 2008 and $58.0 million at June 30, 2009. Operating activities provided net cash of $34.8 million in the first nine months of 2009 compared to $68.8 million in the first nine months of 2008. The decrease primarily reflects weaker earnings partially offset by lower tax payments and reduced working capital requirements.
Payments of asbestos claims and expenses, net of insurance receipts, were $30.9 million in the first nine months of 2009, compared with $20.1 in the first nine months of 2008. The increase primarily reflects differences in the timing of payments and insurance receipts. For the full year of 2009, the company expects a modest increase in net outflows for asbestos over 2008, when they were $37 million.
Capital expenditures were $18.8 million in the first nine months of 2009, compared with $36.4 million in the same period of 2008. Spending on acquisitions was $6.2 million in the first nine months of 2009 compared with $37.4 million a year ago.
Outlook
“While activity remains well below the levels of a year ago, demand has stabilized in most of our markets and is showing signs of modest improvement in portions of our energy markets and in some industrial markets,” said Macadam. “We expect these conditions, along with the performance of Fairbanks Morse and our company-wide improvement programs, to continue to benefit our segment results over the remaining months of 2009.”
“As our third quarter results indicate, we have adjusted well to the difficult conditions of the past year, and we are in a position to return to a pattern of growth,” Macadam said. “Stable markets, a healthy balance sheet, ample liquidity and our strategic discipline will enable us to take advantage of the many exciting opportunities we expect our businesses to encounter in the future.”
Conference Call Information
EnPro will hold a conference call today, October 29, at 10:00 a.m. Eastern Daylight Time to discuss third quarter results. To participate in the call, dial 1-800-851-4704 approximately 10 minutes before the call begins and provide conference id number 35813853. The call will also be webcast at http://www.enproindustries.com.

Forward-Looking Statements
Statements in this release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: the resolution of current and potential future asbestos claims against certain of our subsidiaries which depends on such factors as the possibility of asbestos reform legislation, the financial viability of insurance carriers, the timing of payments of claims and related expenses, the timing of insurance collections, limitations on the amount that may be recovered from insurance carriers, the bankruptcies of other defendants and the results of litigation; general economic conditions in the markets served by our businesses, some of which are cyclical and experience periodic downturns; prices and availability of raw materials; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations of our predecessors, including liabilities for certain products, environmental matters, employee benefit obligations and other matters. Our filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2008, and the Form 10-Q for the quarter ended June 30, 2009, describe these and other risks and uncertainties in more detail. We do not undertake to update any forward-looking statement made in this release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.
EnPro Industries, Inc. is a leader in sealing products, metal polymer and filament wound bearings, compressor systems and components, diesel and dual-fuel engines and other engineered products for use in critical applications by industries worldwide. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Nine Months Ended September 30, 2009 and 2008
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended		Nine Months Ended
		Sept. 30,		Sept. 30,
	Sept. 30,	2008	Sept. 30,	2008
	2009	As adjusted (1)	2009	As adjusted (1)

Net sales	$219.7	$278.6	$671.4	$878.5
Cost of sales	146.6	179.7	450.9	561.1

Gross profit	73.1	98.9	220.5	317.4

Operating expenses:
Selling, general and administrative expenses	57.0	65.3	179.2	203.1
Asbestos-related expenses	13.7	13.0	41.6	37.3
Goodwill impairment charge	—	—	113.1	—
Other operating expense (income), net	0.7	0.6	7.7	(2.1)

Total operating expenses	71.4	78.9	341.6	238.3

Operating income (loss)	1.7	20.0	(121.1)	79.1

Interest expense	(3.1)	(3.2)	(9.3)	(9.5)
Interest income	0.4	0.4	0.6	2.3
Other income (expense), net	—	(0.2)	19.1	(4.0)

Income (loss) before income taxes	(1.0)	17.0	(110.7)	67.9

Income tax benefit (expense)	2.8	(4.6)	10.0	(22.6)

Net income (loss)	$1.8	$12.4	$(100.7)	$45.3

Basic earnings (loss) per share	$0.09	$0.62	$(5.05)	$2.22

Average common shares outstanding (millions)	20.0	20.0	19.9	20.4

Diluted earnings (loss) per share	$0.09	$0.59	$(5.05)	$2.12

Average common shares outstanding (millions)	20.3	21.1	19.9	21.3

(1)	The 2008 results have been adjusted to reflect the retrospective application of Accounting Standards Codification 470-20, “Debt with Conversion and Other Options” as required in its transition guidance. This footnote applies to all tables contained herein.

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2009 and 2008
(Stated in Millions of Dollars)

		2008
	2009	As adjusted (1)

Operating activities
Net income (loss)	$(100.7)	$45.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	23.5	23.1
Amortization	10.2	10.4
Accretion of debt discount	3.9	3.5
Goodwill impairment charge	113.1	—
Gain on sale of assets	—	(2.2)
Deferred income taxes	(20.3)	(7.9)
Stock-based compensation	0.7	4.4
Excess tax benefits from stock-based compensation	—	(0.8)
Change in assets and liabilities, net of effects of acquisitions of businesses:
Asbestos liabilities, net of insurance receivables	10.7	17.2
Accounts and notes receivable	10.3	(16.0)
Inventories	(1.2)	(12.5)
Accounts payable	(5.1)	(9.9)
Other current assets and liabilities	(4.0)	13.3
Other non-current assets and liabilities	(6.3)	0.9

Net cash provided by operating activities	34.8	68.8

Investing activities
Purchases of property, plant and equipment	(18.8)	(36.4)
Proceeds from sales of assets	0.4	3.2
Proceeds from liquidation of investments	3.6	7.5
Acquisitions, net of cash acquired	(6.2)	(37.4)
Other	1.0	3.1

Net cash used in investing activities	(20.0)	(60.0)

Financing activities
Repayments of debt	(9.9)	(4.0)
Common stock repurchases	—	(62.1)
Proceeds from issuance of common stock	0.1	0.3
Excess tax benefits from stock-based compensation	—	0.8

Net cash used in financing activities	(9.8)	(65.0)

Effect of exchange rate changes on cash and cash equivalents	2.2	(1.2)

Net increase (decrease) in cash and cash equivalents	7.2	(57.4)
Cash and cash equivalents at beginning of year	76.3	129.2

Cash and cash equivalents at end of period	$83.5	$71.8

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$3.9	$4.5
Income taxes	$10.3	$30.6
Asbestos-related claims and expenses, net of insurance recoveries	$30.9	$20.1

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of September 30, 2009 and December 31, 2008
(Stated in Millions of Dollars)

		December 31,
	September 30,	2008
	2009	As adjusted (1)

Current assets
Cash and cash equivalents	$83.5	$76.3
Accounts and notes receivable	155.3	157.7
Asbestos insurance receivable	66.3	67.9
Inventories	90.2	84.8
Other current assets	52.5	40.9

Total current assets	447.8	427.6

Property, plant and equipment	205.3	206.1
Goodwill	113.7	218.1
Other intangible assets	102.1	103.4
Asbestos insurance receivable	186.4	239.5
Deferred income taxes	85.1	79.1
Other assets	48.4	60.0

Total assets	$1,188.8	$1,333.8

Current liabilities
Current maturities of long-term debt	$0.1	$9.6
Accounts payable	64.8	66.4
Asbestos liability	85.2	85.3
Other accrued expenses	84.1	86.4

Total current liabilities	234.2	247.7

Long-term debt	128.9	124.9
Asbestos liability	336.3	380.2
Pension liability	86.9	80.3
Other liabilities	54.3	74.6

Total liabilities	840.6	907.7

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	400.9	400.2
Retained earnings (accumulated deficit)	(56.1)	44.6
Accumulated other comprehensive income (loss)	4.6	(17.4)
Common stock held in treasury, at cost	(1.4)	(1.5)

Total shareholders’ equity	348.2	426.1

Total liabilities and shareholders’ equity	$1,188.8	$1,333.8

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Nine Months Ended September 30, 2009 and 2008
(Stated in Millions of Dollars)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
Sales	2009	2008	2009	2008
Sealing Products	$99.9	$127.1	$295.1	$387.6
Engineered Products	88.1	131.0	264.4	408.9
Engine Products and Services	32.0	21.1	113.1	83.4

	220.0	279.2	672.6	879.9
Less intersegment sales	(0.3)	(0.6)	(1.2)	(1.4)

	$219.7	$278.6	$671.4	$878.5

			Nine Months Ended
	Quarters Ended		September 30,
	September 30,			2008
Segment Profit (Loss)	2009	2008	2009	As adjusted
Sealing Products	$15.1	$20.2	$42.1	$71.2
Engineered Products	(0.3)	16.3	(8.5)	58.4
Engine Products and Services	5.7	2.8	20.9	10.5

	$20.5	$39.3	$54.5	$140.1

			Nine Months Ended
	Quarters Ended		September 30,
	September 30,			2008
Segment Margin	2009	2008	2009	As adjusted
Sealing Products	15.1%	15.9%	14.3%	18.4%
Engineered Products	(0.3)%	12.4%	(3.2)%	14.3%
Engine Products and Services	17.8%	13.3%	18.5%	12.6%

	9.3%	14.1%	8.1%	15.9%

			Nine Months Ended
	Quarters Ended		September 30,
	September 30,			2008
Reconciliation of Segment Profit to Net Income (Loss)	2009	2008	2009	As adjusted (1)
Segment profit	$20.5	$39.3	$54.5	$140.1
Corporate expenses	(5.2)	(5.6)	(20.1)	(23.8)
Asbestos-related expenses	(13.7)	(13.0)	(41.6)	(37.3)
Goodwill impairment charge	—	—	(113.1)	—
Interest expense, net	(2.7)	(2.8)	(8.7)	(7.2)
Other income (expense), net	0.1	(0.9)	18.3	(3.9)

Income (loss) before income taxes	(1.0)	17.0	(110.7)	67.9
Income tax benefit (expense)	2.8	(4.6)	10.0	(22.6)

Net income (loss)	$1.8	$12.4	$(100.7)	$45.3

Segment profit (loss) is total segment revenue reduced by operating expenses and restructuring and other costs identifiable with the segment. Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, asbestos-related expenses, gains/losses related to the sale of assets, impairments and income taxes are not included in the computation of segment profit. The accounting policies of the reportable segments are the same as those for the Company.
During 2009, the Company modified the methodology for allocating certain corporate expenses that specifically related to the operating segments. For comparability purposes, segment profits in 2008 have been adjusted to be consistent with the new expense allocation used by management to evaluate segment performance.

EnPro Industries, Inc.
Reconciliation of Income Before Asbestos-Related Expenses and
Other Selected Items to Net Income (Loss) (Unaudited)
For the Quarters and Nine Months Ended September 30, 2009 and 2008
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended September 30,
			2008
	2009		As adjusted (1)
	$	Per share	$	Per share
Income before asbestos-related expenses and other selected items	$10.6	$0.52	$20.9	$0.99

Adjustments (net of tax):

Asbestos-related expenses	(8.6)	(0.42)	(8.1)	(0.38)

Restructuring costs	(0.4)	(0.02)	(0.4)	(0.02)

Tax accrual adjustments	0.2	0.01	—	—

Impact	(8.8)	(0.43)	(8.5)	(0.40)

Net income	$1.8	$0.09	$12.4	$0.59

	Nine Months Ended September 30,
			2008
	2009		As adjusted (1)
	$	Per share	$	Per share
Income before asbestos-related expenses and other selected items	$26.2	$1.29	$71.9	$3.37

Adjustments (net of tax):

Asbestos-related expenses	(26.0)	(1.30)	(23.3)	(1.09)

Restructuring costs	(4.8)	(0.24)	(1.6)	(0.08)

Goodwill impairment charge	(96.1)	(4.81)	—	—

Adjustment of liability for retiree medical benefits	12.0	0.60	—	—

Warranty claim settlement	—	—	1.6	0.07

Gain on sale of assets	—	—	1.4	0.07

CEO transition costs	(1.0)	(0.05)	(2.5)	(0.12)

Proxy related expenses	—	—	(2.2)	(0.10)

Environmental reserve adjustment	(0.2)	(0.01)	—	—

Tax accrual adjustments	(10.8)	(0.53)	—	—

Impact	(126.9)	(6.34)	(26.6)	(1.25)

Net income (loss)	$(100.7)	$(5.05)	$45.3	$2.12

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company’s reported net income and earnings per share, including items that may recur from time to time. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur significant asbestos-related expenses, the sporadic impact of restructuring activities or other selected items. Management acknowledges that there are many items that impact a company’s reported results and this list is not intended to present all items that may have impacted these results.
The amounts above, which may be considered non-GAAP financial measures, are shown on an after-tax basis and have been calculated by applying a 37.5% assumed effective tax rate to the pre-tax amount except for the goodwill impairment adjustment for which a $17 million benefit is reflected. The tax accrual adjustments have already been stated in after-tax amounts. The pre-tax amounts for the asbestos-related expenses and goodwill impairment charge are separately presented in the accompanying consolidated statements. The restructuring costs, warranty claim settlement and gain on sale of assets are included as part of other operating expense (income), net, the adjustment of liability for retiree medical benefits, the environmental reserve adjustment and the proxy related expenses are included in other (non-operating) income (expense), net and the CEO transition costs are included in selling, general and administrative expenses. The tax accrual adjustments are reflected in income tax expense. Per share amounts were calculated by dividing by the weighted-average shares of common stock outstanding during the periods.

EnPro Industries, Inc.
Reconciliation of EBITDA to Segment Profit (Loss) (Unaudited)
For the Quarters and Nine Months Ended September 30, 2009 and 2008
(Stated in Millions of Dollars)

	Quarter Ended September 30, 2009
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$19.3	$5.7	$6.6	$31.6

Deduct depreciation and amortization expense	(4.2)	(6.0)	(0.9)	(11.1)

Segment profit (loss)	$15.1	$(0.3)	$5.7	$20.5

EBITDA margin	19.3%	6.5%	20.6%	14.4%

	Quarter Ended September 30, 2008
	As adjusted (1)
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$24.3	$22.4	$3.8	$50.5

Deduct depreciation and amortization expense	(4.1)	(6.1)	(1.0)	(11.2)

Segment profit	$20.2	$16.3	$2.8	$39.3

EBITDA margin	19.1%	17.1%	18.0%	18.1%

	Nine Months Ended September 30, 2009
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$54.7	$9.4	$23.6	$87.7

Deduct depreciation and amortization expense	(12.6)	(17.9)	(2.7)	(33.2)

Segment profit (loss)	$42.1	$(8.5)	$20.9	$54.5

EBITDA margin	18.5%	3.6%	20.9%	13.1%

	Nine Months Ended September 30, 2008
	As adjusted (1)
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$83.1	$76.6	$13.4	$173.1

Deduct depreciation and amortization expense	(11.9)	(18.2)	(2.9)	(33.0)

Segment profit	$71.2	$58.4	$10.5	$140.1

EBITDA margin	21.4%	18.7%	16.1%	19.7%

For a reconciliation of segment profit to net income (loss), please refer to the Segment Information (Unaudited) schedule.

EnPro Industries, Inc.
Reconciliation of EBITDAA to Net Income (Loss) (Unaudited)
For the Quarters and Nine Months Ended September 30, 2009 and 2008
(Stated in Millions of Dollars)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
		2008		2008
	2009	As adjusted (1)	2009	As adjusted (1)
Earnings before interest, income taxes, depreciation, amortization, asbestos-related expenses and other selected items (EBITDAA)	$27.3	$44.8	$76.8	$151.3

Adjustments:

Interest expense, net	(2.7)	(2.8)	(8.7)	(7.2)

Income tax benefit (expense)	2.8	(4.6)	10.0	(22.6)

Depreciation and amortization expense	(11.2)	(11.4)	(33.6)	(33.5)

Asbestos-related expenses	(13.7)	(13.0)	(41.6)	(37.3)

Restructuring costs	(0.7)	(0.6)	(7.7)	(2.6)

Goodwill impairment charge	—	—	(113.1)	—

Adjustment of liability for retiree medical benefits	—	—	19.2	—

Environmental reserve adjustment	—	—	(0.4)	—

Warranty claim settlement	—	—	—	2.5

Gain on sale of assets	—	—	—	2.2

Proxy related expenses	—	—	—	(3.4)

CEO transition costs	—	—	(1.6)	(4.1)

Impact	(25.5)	(32.4)	(177.5)	(106.0)

Net income (loss)	$1.8	$12.4	$(100.7)	$45.3